EXHIBIT 32.2

CERTIFICATION

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of China Marine Food Group Limited, a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Amendment No. 2 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011 (the "Amendment") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Marine Food Group Limited and will be retained by China Marine Food Group Limited and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 13, 2012	/s/ Marco Hon Wai Ku
Marco Hon Wai Ku, Chief Financial Officer